SECURITIES PURCHASE AGREEMENT

This SECURITIES  PURCHASE  AGREEMENT  (the  “Agreement”),  dated  as  of December  10,  2018,  by and between ELITE PERFORMANCE HOLDINGS CORPORATION, a Nevada corporation, with headquarters

located   at   7687   Charleston   Way,   Port   St.   Lucie,   FL   34986   (the   “Company”),   and   FIRSTFIRE   GLOBAL

OPPORTUNITIES  FUND,  LLC,  a  Delaware  limited  liability  company,  with  its  address  at  1040  First  Avenue,

Suite 190, New York, NY 10022 (the “Buyer”).

WHEREAS:

A.   The   Company  and   the   Buyer   are   executing   and   delivering   this   Agreement   in   reliance   upon   the

exemption  from  securities  registration  afforded  by  Section  4(a)(2)  of  the  Securities  Act  of  1933,  as  amended  (the

“1933  Act”)  and  Rule  506(b)  promulgated  by  the  United  States  Securities  and  Exchange  Commission  (the  “SEC”)

under the 1933 Act;

B.  Buyer  desires  to  purchase  from  the  Company,  and  the  Company  desires  to  issue  and  sell  to  the  Buyer,

upon  the  terms  and  conditions  set  forth  in  this  Agreement,  a  Senior  Secured  Convertible  Promissory  Note  of  the

Company,  in  the  aggregate  principal  amount  of  $157,500.00  (as  the  principal  amount  thereof  may  be  increased pursuant to the terms thereof, and together  with any note(s)  issued in replacement thereof or as a dividend thereon or otherwise  with  respect  thereto  in  accordance  with  the  terms  thereof,  in  the  form  attached  hereto  as  Exhibit  A,  the

“Note”),  convertible  into  shares  of  common  stock,  $0.0001  par  value  per  share,  of  the  Company  (the  “Common

Stock”), upon the terms and subject to the limitations and conditions set forth in such Note; and

C.  The  Buyer  wishes  to  purchase,  upon  the  terms  and  conditions  stated  in  this  Agreement,  such  principal amount of the Note as is set forth immediately below its name on the signature pages hereto.

D.  The  Company  wishes  to  issue  400,000  shares  of  the  Company’s  common  stock  (the  “Commitment

Shares”) to the Buyer as additional consideration for the purchase of the Note.

NOW  THEREFORE,  in  consideration  of  the  foregoing  and  of  the  agreements  and  covenants  herein

contained,   and   for   other   good   and   valuable   consideration,   the   receipt   and   sufficiency   of   which   is   hereby

acknowledged, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Note.

a.  Purchase  of  Note.  On  the  Closing  Date  (as  defined  below),  the  Company  shall issue  and  sell  to  the  Buyer,  and  the  Buyer  agrees  to  purchase  from  the  Company,  the  Note,  as  further  provided

herein.   Additionally,  on  or  before  the  Closing  Date,  the  Company  shall  issue  the  Commitment  Shares  to  the

Buyer.

b.  Form  of  Payment. On  the  Closing  Date:  (i)  the  Buyer  shall  pay  the  purchase  price  of

$150,000.00  (the  “Purchase  Price”)  for  the  Note,  to  be  issued  and  sold  to  it  at  the  Closing  (as  defined  below),  by wire  transfer  of  immediately  available  funds  to  the  Company,  in  accordance  with  the  Company’s  written  wiring instructions,  against  delivery  of  the  Note,  and  (ii)  the  Company  shall  deliver  such  duly  executed  Note  on  behalf  of the Company, to the Buyer, against delivery of such Purchase Price.

c.  Closing  Date. Subject  to  the  satisfaction  (or  written  waiver)  of  the  conditions  thereto set  forth  in  Section  6  and  Section  7  below,  the  date  and  time  of  the  issuance  and  sale  of  the  Note  pursuant  to  this

Agreement  (the  “Closing  Date”)  shall  be  4:00  PM,  Eastern  Time  on  the  date  first  written  above,  or  such  other mutually agreed upon time.

d.   Closing.     The   closing   of   the   transactions   contemplated   by   this   Agreement   (the

“Closing”)  shall  occur  on  the  Closing  Date  at  such  location  as  may  be  agreed  to  by  the  parties  (including  via exchange of electronic signatures).

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2.  Buyer’s Representations and Warranties. The Buyer represents and warrants to the  Company as of the Closing Date that:

a.  Investment  Purpose.  As  of  the  Closing  Date,  the  Buyer  is  purchasing  the  Note  and  the shares  of  Common  Stock  issuable  upon  conversion  of  or  otherwise  pursuant  to  the  Note  and  such  additional  shares of Common Stock,  if any,  as  are  issuable  on account  of interest  on the  Note  pursuant  to  this Agreement,  such shares of  Common  Stock  being  collectively  referred  to  herein  as  the  “Conversion  Shares”  and,  collectively  with  the  Note

(the  “Securities”)  for  its  own  account  and  not  with  a  present  view  towards  the  public  sale  or  distribution  thereof,

except  pursuant  to  sales  registered  or  exempted  from  registration  under  the  1933  Act; provided, however,  that  by making  the  representations  herein,  the  Buyer  does  not  agree  to  hold  any of  the  Securities  for  any  minimum  or  other specific  term  and  reserves  the  right  to  dispose  of  the  Securities  at  any  time  in  accordance  with  or  pursuant  to  a registration statement or an exemption under the 1933 Act.

b.  Accredited  Investor  Status.  The  Buyer  is  an  “accredited  investor”  as  that  term  is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.  Reliance  on  Exemptions.  The  Buyer  understands  that  the  Securities  are  being  offered and  sold  to  it  in  reliance  upon  specific  exemptions  from  the  registration  requirements  of  United  States  federal  and state  securities  laws  and  that  the  Company  is  relying  upon  the  truth  and  accuracy  of,  and  the  Buyer’s  compliance with, the representations, warranties,  agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The  Buyer  and  its advisors,  if any,  have  been,  and  for  so  long as the Note

remains   outstanding   will   continue   to   be,   furnished   with   all   materials   relating  to   the   business,   finances   and

operations  of  the  Company and  materials  relating  to  the  offer  and  sale  of  the  Securities  which  have  been  requested by  the  Buyer  or  its  advisors.  The  Buyer  and  its  advisors,  if  any,  have  been,  and  for  so  long  as  the  Note  remains outstanding  will  continue  to  be,  afforded  the  opportunity  to  ask  questions  of  the  Company  regarding  its  business

and  affairs.   Notwithstanding  the  foregoing,  the  Company  has  not  disclosed  to  the  Buyer  any  material  nonpublic information  regarding  the  Company  or  otherwise  and  will  not  disclose  such  information  unless  such  information  is disclosed  to  the  public  prior  to  or  promptly  following  such  disclosure  to  the  Buyer.  Neither  such  inquiries  nor  any other  due  diligence  investigation  conducted  by  Buyer  or  any  of  its  advisors  or  representatives  shall  modify,  amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

e.  Governmental  Review. The  Buyer  understands  that  no  United  States  federal  or  state agency  or  any  other  government  or  governmental  agency  has  passed  upon  or  made  any  recommendation  or endorsement of the Securities.

f.  Transfer or Re-sale. The Buyer understands that (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be  transferred  unless (a) the Securities are  sold pursuant  to an effective registration statement  under  the 1933  Act,

(b) the Buyer shall  have delivered to the  Company, at the cost of the Company, an opinion of counsel  (which may be the  Legal  Counsel  Opinion  (as  defined  below))  that  shall  be  in  form,  substance  and  scope  customary  for  opinions  of counsel in comparable transactions to the effect that the Securities to be sold or transferred  may be sold or transferred pursuant  to  an  exemption  from such registration,  which opinion  shall  be  accepted  by  the  Company,  (c)  the  Securities are  sold  or  transferred  to  an  “affiliate”  (as  defined  in  Rule  144  promulgated  under  the  1933  Act  (or  a  successor  rule)

(“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section

2(f)  and  who  is an  Accredited  Investor,  (d)  the  Securities  are  sold  pursuant  to  Rule  144,  or  (e)  the  Securities are  sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to  the  Company,  at  the  cost  of  the  Company,  an  opinion  of  counsel  that  shall  be  in  form,  substance  and  scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further,  if  said  Rule  is  not  applicable,  any  re-sale  of  such  Securities  under  circumstances  in  which  the  seller  (or  the person through whom the  sale  is made)  may be deemed  to be  an underwriter (as that  term is defined  in the 1933  Act)

may  require  compliance  with  some  other  exemption  under  the  1933  Act  or  the  rules  and  regulations  of  the  SEC thereunder;  and  (iii)  neither  the  Company  nor  any  other  person  is  under  any  obligation  to  register  such  Securities under  the  1933  Act  or  any  state securities  laws  or  to  comply  with  the  terms  and  conditions  of  any  exemption

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thereunder  (in  each  case).  Notwithstanding  the  foregoing  or  anything  else  contained  herein  to  the  contrary,  the

Securities  may  be  pledged  in  connection  with  a bona  fide margin  account  or  other  lending  arrangement  secured  by the  Securities,  and  such  pledge  of  Securities  shall  not  be  deemed  to  be  a  transfer,  sale  or  assignment  of  the

Securities  hereunder,  and  the  Buyer  in  effecting  such  pledge  of  Securities  shall  be  not  required  to  provide  the

Company  with  any  notice  thereof  or  otherwise  make  any  delivery  to  the  Company  pursuant  to  this  Agreement  or otherwise.

g. Legends.  The Buyer understands that until such time as the Note, and, upon conversion of the Note in accordance with its respective terms, the Conversion Shares, have been registered under the 1933 Act or  may  be  sold  pursuant  to  Rule  144,  Rule  144A  under  the  1933  Act  or  Regulation  S  without  any  restriction  as  to the  number  of  securities  as  of  a  particular  date  that  can  then  be  immediately  sold,  the  Securities  may  bear  a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER  THE  ISSUANCE  AND  SALE  OF  THE  SECURITIES  REPRESENTED  BY

THIS   CERTIFICATE   NOR   THE   SECURITIES   INTO   WHICH   THESE   SECURITIES

ARE   [CONVERTIBLE/EXERCISABLE]   HAVE   BEEN   REGISTERED   UNDER   THE

SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  APPLICABLE  STATE  SECURITIES

LAWS.     THE     SECURITIES     MAY     NOT     BE     OFFERED     FOR     SALE,     SOLD,

TRANSFERRED   OR   ASSIGNED   (I)   IN   THE   ABSENCE   OF   (A)   AN   EFFECTIVE

REGISTRATION  STATEMENT  FOR  THE  SECURITIES  UNDER  THE  SECURITIES

ACT  OF  1933,  AS  AMENDED,  OR  (B)  AN  OPINION  OF  COUNSEL  (WHICH  COUNSEL

SHALL  BE  SELECTED  BY  THE  HOLDER),  IN  A  GENERALLY  ACCEPTABLE  FORM,

THAT REGISTRATION IS NOT REQUIRED UNDER  SAID ACT OR (II) UNLESS SOLD

PURSUANT   TO   RULE   144,   RULE   144A   OR   REGULATION   S   UNDER   SAID   ACT.

NOTWITHSTANDING  THE  FOREGOING,  THE  SECURITIES  MAY  BE  PLEDGED  IN

CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN  OR

FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The  legend  set  forth  above  shall  be  removed  and  the  Company  shall  issue  a  certificate  for  the  applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped  or  (as requested by  such  holder)  issue  the  applicable  shares  of  Common  Stock  to  such  holder  by  electronic  delivery  by  crediting  the account  of  such  holder’s  broker  with  The  Depository  Trust  Company  (“DTC”),  if,  unless  otherwise  required  by applicable  state  securities  laws,  (a)  such  Security  is  registered  for  sale  under  an  effective  registration  statement  filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as  to  the  number  of  securities  as  of  a  particular  date  that  can  then  be  immediately  sold,  or  (b)  the  Company  or  the

Buyer  provides  the  Legal  Counsel  Opinion  (as  contemplated  by  and  in  accordance  with  Section  4(m)  hereof)  to  the effect  that  a  public  sale  or  transfer  of  such  Security  may  be  made  without  registration  under  the  1933  Act,  which

opinion  shall  be  accepted  by the  Company so  that  the  sale or  transfer  is effected.   The  Company  shall  be  responsible

for  the  fees  of  its  transfer  agent  and  all  DTC  fees  associated  with  any  such  issuance.   The  Buyer  agrees  to  sell  all

Securities,  including  those  represented  by  a  certificate(s)  from  which  the  legend  has  been  removed,  in  compliance

with applicable prospectus delivery requirements,  if any.   In  the  event  that  the  Company does not  accept  the  opinion

of  counsel   provided   by  the   Buyer   with  respect   to   the   transfer   of  Securities   pursuant   to   an  exemption   from

registration,  such  as  Rule  144,  Rule  144A  or  Regulation  S,  at  the  Deadline  (as  defined  in  the  Note),  it  will  be considered an Event of Default pursuant to Section 3.2 of the Note.

h.  Authorization;  Enforcement. This  Agreement  has  been  duly  and  validly  authorized  by the  Buyer  and  has  been  duly  executed  and  delivered  on  behalf  of  the  Buyer,  and  this  Agreement  constitutes  a  valid and  binding agreement  of the  Buyer  enforceable  in accordance  with its terms,  except  as enforcement  may be  limited by bankruptcy, insolvency, reorganization,  moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

i.  Residency. The  Buyer  is  a  resident  of  the  jurisdiction  set  forth  immediately  below  the

Buyer’s name on the signature pages hereto.

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3.   Representations   and   Warranties   of   the   Company.  The   Company  represents   and

warrants to the Buyer as of the Closing Date that:

a.  Organization and  Qualification. The  Company and each  of its  Subsidiaries (as defined below),  if  any,  is  a  corporation  duly  organized,  validly  existing  and  in  good  standing  under  the  laws  of  the jurisdiction  in  which  it  is  incorporated,  with  full  power  and  authority  (corporate  and  other)  to  own,  lease,  use  and operate  its  properties  and  to  carry  on  its  business  as  and  where  now  owned,  leased,  used,  operated  and  conducted.

Schedule  3(a),  if  attached  hereto,  sets  forth  a  list  of  all  of  the  Subsidiaries  of  the  Company  and  the  jurisdiction  in which  each  is  incorporated.  The  Company  and  each  of  its  Subsidiaries  is  duly  qualified  as  a  foreign  corporation  to do  business  and  is  in  good  standing  in  every  jurisdiction  in  which  its  ownership  or  use  of  property  or  the  nature  of the  business  conducted  by  it  makes  such  qualification  necessary  except  where  the  failure  to  be  so  qualified  or  in good  standing  would  not  have  a  Material  Adverse  Effect.  “Material  Adverse  Effect”  means  any  material  adverse effect  on  the  business,  operations,  assets,  financial  condition  or  prospects  of  the  Company  or  its  Subsidiaries,  if any,  taken  as  a  whole,  or  on  the  transactions  contemplated  hereby  or  by  the  agreements  or  instruments  to  be

entered   into   in   connection   herewith.   “Subsidiaries”   means   any   corporation   or   other   organization,   whether

incorporated  or  unincorporated,  in  which  the  Company  owns,  directly  or  indirectly,  any  equity  or  other  ownership interest.

b.  Authorization;  Enforcement. (i)  The  Company  has  all  requisite  corporate  power  and authority  to  enter  into  and  perform  this  Agreement,  the  Note,  and  to  consummate  the  transactions  contemplated hereby  and  thereby  and  to  issue  the  Securities,  in  accordance  with  the  terms  hereof  and  thereof,  (ii)  the  execution and  delivery  of  this  Agreement,  the  Note,  and  the  Conversion  Shares  by  the  Company  and  the  consummation  by it of  the  transactions  contemplated  hereby  and  thereby  (including  without  limitation,  the  issuance  of  the  Note,  as  well as  the  issuance  and  reservation  for  issuance  of  the  Conversion  Shares  issuable  upon  conversion  of  the  Note)  have been duly authorized  by the  Company’s Board of Directors and  no  further  consent  or  authorization of the  Company,

its  Board  of  Directors,  its  shareholders,  or  its  debt  holders  is  required,  (iii)  this  Agreement  and  the  Note  (together with any  other instruments executed in connection herewith  or therewith) have  been duly executed and delivered by

the   Company   by   its   authorized representative,   and   such   authorized   representative   is   the   true   and   official

representative  with  authority  to  sign  this  Agreement,  the  Note  and  the  other  instruments  documents  executed  in connection  herewith  or  therewith  and  bind  the  Company  accordingly,  and  (iv)  this  Agreement  constitutes,  and upon  execution  and  delivery  by  the  Company  of  the  Note,  each  of  such  instruments  will  constitute,  a  legal,  valid and binding obligation of the Company, enforceable against the  Company in accordance with  their terms.

c.   Capitalization;   Governing   Documents. As   of   December   10,   2018,   the   authorized

capital  stock  of  the  Company  consists  of:  465,000,000  authorized  shares  of  Common  Stock,  of  which  53,970,000 shares  were  issued  and  outstanding,  and  35,000,000  authorized  shares  of  preferred  stock,  of  which  10,000,000 were  issued  and  outstanding.  All  of  such  outstanding  shares  of  capital  stock  of  the  Company  and  the  Conversion

Shares,  are,  or  upon  issuance  will  be,  duly  authorized,  validly  issued,  fully  paid  and  non-assessable.  No  shares  of capital  stock  of  the  Company  are  subject  to  preemptive  rights  or  any  other  similar  rights  of  the  shareholders  of  the

Company  or  any  liens  or  encumbrances  imposed  through  the  actions  or  failure  to  act  of  the  Company.   As  of  the

effective  date  of  this  Agreement,  other  than  as  publicly  announced  prior  to  such  date  and  reflected  in  the  SEC filings  of  the  Company  (i)  there  are  no  outstanding  options,  warrants,  scrip,  rights  to  subscribe  for,  puts,  calls,

rights   of   first   refusal,   agreements,   understandings,   claims   or   other   commitments   or   rights   of   any   character

whatsoever relating to,  or  securities or rights convertible  into or  exchangeable  for  any shares of capital  stock of the

Company  or  any  of  its  Subsidiaries,  or  arrangements  by  which  the  Company  or  any  of  its  Subsidiaries  is  or  may

become  bound to  issue additional  shares of capital stock of the  Company or any of its Subsidiaries, (ii)  there are  no agreements or  arrangements  under  which the  Company or  any of  its  Subsidiaries  is obligated  to  register  the  sale  of any  of  its  or  their  securities  under  the  1933  Act  and  (iii)  there  are  no  anti-dilution  or  price  adjustment  provisions contained  in  any  security  issued  by  the  Company  (or  in  any  agreement  providing  rights  to  security  holders)  that will  be  triggered by the  issuance of  any of the Securities. The  Company has furnished to  the Buyer  true  and  correct

copies   of   the   Company’s   Certificate   of   Incorporation   as   in   effect   on   the   date   hereof   (“Certificate   of

Incorporation”),  the  Company’s  By-laws,  as  in  effect  on  the  date  hereof  (the  “By-laws”),  and  the  terms  of  all securities  convertible  into  or  exercisable  for  Common  Stock  of  the  Company  and  the  material  rights of  the  holders thereof in respect thereto.

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d.   Issuance   of   Conversion   Shares. The   Conversion   Shares   are   duly   authorized   and

reserved  for  issuance  and,  upon  conversion  of  the  Note  in  accordance  with  its  terms,  will  be  validly  issued,  fully paid  and  non-assessable,  and  free  from  all  taxes,  liens,  claims  and  encumbrances  with  respect  to  the  issue  thereof and  shall  not  be  subject  to  preemptive  rights  or  other  similar  rights  of  shareholders  of  the  Company  and  will  not impose personal liability upon the holder thereof.

e. [Intentionally Omitted].

f.   Acknowledgment   of   Dilution.  The   Company   understands   and   acknowledges   the

potentially  dilutive  effect  of  the  Conversion  Shares  to  the  Common  Stock  upon  the  conversion  of  the  Note.  The

Company  further  acknowledges  that  its  obligation  to  issue,  upon  conversion  of  the  Note,  the  Conversion  Shares,  in accordance  with  this  Agreement,  and  the  Note  are  absolute  and  unconditional  regardless  of  the  dilutive  effect  that such issuance may have on the ownership interests of other shareholders of the Company.

g. Ranking; No Conflicts. The Note shall be a senior debt obligation of the Company, with priority  in  payment  and  performance  over  all  existing  and  future  indebtedness  of  the  Company.  The  execution,

delivery and performance of this Agreement  and the Note by the Company and the consummation by the Company of the  transactions  contemplated  hereby  and  thereby  (including,  without  limitation,  the  issuance  and  reservation  for issuance of the  Conversion Shares)  will  not (i)  conflict  with or result  in a  violation of any provision of the  Certificate of  Incorporation  or  By-laws,  or  (ii)  violate  or  conflict  with,  or  result  in  a  breach  of  any  provision  of,  or  constitute  a default  (or  an  event  which  with  notice  or  lapse  of  time  or  both  could  become  a  default)  under,  or  give  to  others  any rights  of  termination,  amendment,  acceleration  or  cancellation  of,  any  agreement,  note,  evidence  of  indebtedness,

indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in  a  violation  of  any  law,  rule,  regulation,  order,  judgment  or  decree  (including  federal  and  state  securities  laws  and regulations  and  regulations  of  any  self-regulatory  organizations  to  which  the  Company  or  its  securities  is  subject)

applicable  to  the  Company  or  any  of  its  Subsidiaries or  by  which  any  property  or  asset  of  the  Company  or  any  of  its

Subsidiaries  is  bound  or  affected  (except  for  such  conflicts,  defaults,  terminations,  amendments,  accelerations,

cancellations  and  violations  as  would  not,  individually  or  in  the  aggregate,  have  a  Material  Adverse  Effect),  or  (iv)

trigger  any  anti-dilution  and/or  ratchet  provision  contained  in  any  other  contract  in  which  the  Company  is  a  party thereto  or  any  security  issued  by  the  Company.  Neither  the  Company  nor  any  of  its  Subsidiaries  is  in  violation  of  its

Certificate  of  Incorporation,  By-laws  or  other  organizational  documents  and  neither  the  Company  nor  any  of  its

Subsidiaries  is  in  default  (and  no  event  has  occurred  which  with  notice  or  lapse  of  time  or  both  could  put  the

Company  or  any  of  its  Subsidiaries  in  default)  under,  and  neither  the  Company  nor  any  of  its  Subsidiaries  has  taken any action or failed to take any action that would give to others any rights of termination, amendment,  acceleration or cancellation of,  any agreement,  indenture or  instrument  to  which  the  Company or  any of  its  Subsidiaries is a  party or by  which  any  property  or  assets  of  the  Company  or  any  of  its  Subsidiaries  is  bound  or  affected,  except  for  possible defaults  as  would  not,  individually  or  in  the  aggregate,  have  a  Material  Adverse  Effect.  The  businesses  of  the

Company and  its Subsidiaries,  if any,  are  not being conducted, and  shall  not  be  conducted so  long as the Buyer  owns any  of  the  Securities,  in  violation  of  any  law,  ordinance  or  regulation  of  any  governmental  entity.  Except  as specifically  contemplated  by  this  Agreement  and  as  required  under  the  1933  Act  and  any  applicable  state  securities laws,  the  Company  is  not  required  to  obtain  any  consent,  authorization  or  order  of,  or  make  any  filing  or  registration with,  any  court,  governmental  agency,  regulatory  agency,  self-regulatory  organization  or  stock  market  or  any  third party  in  order  for  it  to  execute,  deliver  or  perform  any  of  its  obligations  under  this  Agreement  and  the  Note  in accordance  with  the  terms  hereof  or  thereof  or  to  issue  and  sell  the  Note  in  accordance  with  the  terms  hereof  and,

upon  conversion  of  the  Note,  issue  Conversion  Shares.  All  consents,  authorizations,  orders,  filings  and  registrations which  the  Company  is  required  to  obtain  pursuant  to  the  preceding  sentence  have  been  obtained  or  effected  on  or prior to  the  date  hereof.  If  the  Company  is  listed  on  the  Over-the-Counter  Bulletin  Board,  the  OTCQB  Market,  any

principal  market  operated  by  OTC  Markets  Group,  Inc.  or  any  successor  to  such  markets  (collectively,  the  “OTC

Markets”),  the  Company  is  not  in  violation  of  the  listing  requirements  of  the  OTC  Markets  and  does  not  reasonably anticipate  that  the  Common  Stock will  be  delisted  by the  OTC  Markets  in the  foreseeable  future.  The  Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

h.  SEC  Documents;  Financial  Statements.  The  Company  has  timely  filed  all  reports,

schedules,  forms,  statements  and  other  documents  required  to  be  filed  by  it  with  the  SEC  pursuant  to  the  reporting requirements of the  Securities  Exchange  Act  of 1934,  as  amended  (the  “1934  Act”)  (all  of  the  foregoing  filed  prior to  the  date  hereof  and  all  exhibits  included  therein  and  financial  statements  and  schedules  thereto  and  documents

{00481385.DOCX.3}

(other  than  exhibits  to  such  documents)  incorporated  by  reference  therein,  being  hereinafter  referred  to  herein  as the “SEC Documents”).  As of their respective dates, the  SEC Documents complied  in all  material  respects  with the requirements  of  the  1934  Act  and  the  rules  and  regulations  of  the  SEC  promulgated  thereunder  applicable  to  the

SEC  Documents,  and  none  of  the  SEC  Documents,  at  the  time  they  were  filed  with  the  SEC,  contained  any  untrue statement  of  a  material  fact  or  omitted  to  state  a  material  fact  required  to  be  stated  therein  or  necessary  in  order  to make  the  statements  therein,  in  light  of  the  circumstances  under  which  they  were  made,  not  misleading.  None  of the  statements  made  in  any  such  SEC  Documents  is,  or  has  been,  required  to  be  amended  or  updated  under applicable  law  (except  for  such  statements  as  have  been  amended  or  updated  in  subsequent  filings  prior  the  date hereof).  As  of  their  respective  dates,  the  financial  statements  of  the  Company  included  in  the  SEC  Documents complied  as  to  form  in  all  material  respects  with  applicable  accounting  requirements  and  the  published  rules  and regulations  of  the  SEC  with  respect  thereto.  Such  financial  statements  have  been  prepared  in  accordance  with

United  States  generally accepted  accounting principles,  consistently applied, during the  periods involved  and  fairly present in all material respects the consolidated financial position of  the Company and its consolidated  Subsidiaries as  of  the  dates  thereof  and  the  consolidated  results  of  their  operations  and  cash  flows  for  the  periods  then  ended

(subject,  in  the  case  of  unaudited  statements,  to  normal  year-end  audit  adjustments).  Except  as  set  forth  in  the financial  statements of the Company included in the SEC Documents, the  Company has no liabilities, contingent or otherwise,  other  than (i)  liabilities incurred  in  the  ordinary  course  of business  subsequent  to  June  30,  2018,  and  (ii)

obligations  under  contracts  and  commitments  incurred  in  the  ordinary  course  of  business  and  not  required  under generally  accepted  accounting  principles  to  be  reflected  in  such  financial  statements,  which,  individually  or  in  the aggregate,  are  not  material  to  the  financial  condition or  operating results of  the  Company.  The  Company  is  subject

to  the  reporting  requirements  of  the  1934  Act.   The  Company  has  never  been  a  “shell  company”  as  described  in

Rule 144(i)(1)(i).

i.  Absence  of  Certain  Changes.   Since  June  30,  2018,  there  has  been  no  material  adverse change  and  no  material  adverse  development  in  the  assets,  liabilities,  business,  properties,  operations,  financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

j.   Absence   of   Litigation.  There   is   no   action,   suit,   claim,   proceeding,   inquiry   or

investigation  before  or  by  any  court,  public  board,  government  agency,  self-regulatory  organization  or  body pending  or,  to  the  knowledge  of  the  Company  or  any  of  its  Subsidiaries,  threatened  against  or  affecting  the

Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material

Adverse  Effect.   The  SEC  Documents  contain  a  complete  list  and  summary  description  of  any  pending  or,  to  the knowledge  of  the  Company,  threatened  proceeding  against  or  affecting  the  Company  or  any  of  its  Subsidiaries,

without  regard  to  whether  it  would  have  a  Material  Adverse  Effect.  The  Company and  its  Subsidiaries are  unaware of any facts or circumstances which might give rise to any of the foregoing.

k.  Intellectual  Property.  The  Company  and  each  of  its  Subsidiaries  owns  or  possesses  the requisite  licenses  or  rights  to  use  all  patents,  patent  applications,  patent  rights,  inventions,  know-how,  trade  secrets,

trademarks,   trademark   applications,   service   marks,   service   names,   trade   names   and   copyrights   (“Intellectual

Property”)  necessary  to  enable  it  to  conduct  its  business  as  now  operated  (and,  as  presently  contemplated  to  be operated  in  the  future);  there  is  no  claim  or  action  by  any  person  pertaining  to,  or  proceeding  pending,  or  to  the

Company’s knowledge  threatened,  which challenges the right of the Company or of a Subsidiary with respect to any

Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be  operated  in  the  future);  to  the  best  of  the  Company’s  knowledge,  the  Company’s  or  its  Subsidiaries’  current  and intended  products,  services  and  processes  do  not  infringe  on  any  Intellectual  Property  or  other  rights  held  by  any person;  and  the  Company  is  unaware  of  any  facts  or  circumstances  which  might  give  rise  to  any  of  the  foregoing.

The   Company   and   each   of   its   Subsidiaries   have   taken   reasonable   security  measures   to   protect   the   secrecy,

confidentiality and value of their Intellectual Property.

l.  No  Materially Adverse  Contracts,  Etc. Neither  the  Company nor  any of its Subsidiaries

is  subject  to  any  charter,  corporate  or  other  legal  restriction,  or  any  judgment,  decree,  order,  rule  or  regulation which in the judgment of the  Company’s officers has or is expected in the  future to have a  Material Adverse Effect.

Neither  the  Company  nor  any  of  its  Subsidiaries  is  a  party  to  any  contract  or  agreement  which  in  the  judgment  of the Company’s officers has or is expected to have a Material Adverse Effect.

{00481385.DOCX.3}

m. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject

(unless  and  only  to  the  extent  that  the  Company  and  each  of  its  Subsidiaries  has  set  aside  on  its  books  provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments  and  charges  that  are  material  in  amount,  shown  or  determined  to  be  due  on  such returns,  reports  and declarations,  except  those  being  contested  in  good  faith  and  has  set  aside  on  its  books  provisions  reasonably adequate  for  the  payment  of  all  taxes  for  periods  subsequent  to  the  periods  to  which  such  returns,  reports  or declarations  apply.  There  are  no  unpaid  taxes  in  any  material  amount  claimed  to  be  due  by  the  taxing  authority  of any  jurisdiction,  and  the  officers  of  the  Company  know  of  no  basis  for  any  such  claim.  The  Company  has  not executed  a  waiver  with  respect  to  the  statute  of  limitations  relating  to  the  assessment  or  collection  of  any  foreign,

federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

n.  Transactions  with  Affiliates.  Except  for  arm’s  length  transactions  pursuant  to  which the  Company  or  any  of  its  Subsidiaries  makes  payments  in  the  ordinary  course  of  business  upon  terms  no  less favorable  than  the  Company  or  any  of  its  Subsidiaries  could  obtain  from  third  parties  and  other  than  the  grant  of stock  options  described  in  the  SEC  Documents,  none  of  the  officers,  directors,  or  employees  of  the  Company  is presently  a  party  to  any  transaction  with  the  Company  or  any  of  its  Subsidiaries  (other  than  for  services  as employees,  officers  and  directors),  including  any  contract,  agreement  or  other  arrangement  providing  for  the furnishing  of  services  to  or  by,  providing  for  rental  of  real  or  personal  property  to  or  from,  or  otherwise  requiring

payments   to   or   from   any   officer,   director   or   such   employee   or,   to   the   knowledge   of   the   Company,   any

corporation,   partnership,   trust   or   other   entity   in   which   any   officer,   director,   or   any   such   employee   has   a

substantial  interest  or  is an officer,  director, trustee or partner.

o.   Disclosure. All  information  relating  to  or  concerning  the  Company  or  any  of  its

Subsidiaries  set  forth  in  this  Agreement  and  provided  to  the  Buyer  pursuant  to  Section  2(d)  hereof  and  otherwise  in connection  with  the  transactions  contemplated  hereby  is  true  and  correct  in  all  material  respects  and  the  Company has  not  omitted  to  state  any  material  fact  necessary  in  order  to  make  the  statements  made  herein  or  therein,  in  light of  the  circumstances  under  which  they  were  made,  not  misleading.  No  event  or  circumstance  has  occurred  or  exists with  respect  to  the  Company  or  any  of  its  Subsidiaries  or  its  or  their  business,  properties,  prospects,  operations  or financial  conditions,  which,  under  applicable  law,  rule  or  regulation,  requires  public  disclosure  or  announcement  by the  Company  but  which  has  not  been  so  publicly  announced  or  disclosed  (assuming  for  this  purpose  that  the

Company’s  reports  filed  under  the  1934  Act  are  being  incorporated  into  an  effective  registration  statement  filed  by the Company under the 1933 Act).

p.    Acknowledgment    Regarding    Buyer’s    Purchase    of    Securities. The    Company

acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this

Agreement  and  the  transactions  contemplated  hereby.  The  Company  further  acknowledges  that  the  Buyer  is  not acting as a  financial  advisor  or  fiduciary of the  Company (or  in any similar  capacity)  with  respect  to  this Agreement

and   the   transactions   contemplated   hereby   and   any   statement   made   by   the   Buyer   or   any   of   its   respective

representatives  or  agents  in  connection  with  this  Agreement  and  the  transactions  contemplated  hereby  is  not  advice or  a  recommendation  and  is  merely  incidental  to  the  Buyer’s  purchase  of  the  Securities.  The  Company  further represents  to  the  Buyer  that  the  Company’s  decision  to  enter  into  this  Agreement  has  been  based  solely  on  the independent evaluation of the Company and its representatives.

q.  No  Integrated  Offering. Neither  the  Company,  nor  any  of  its  affiliates,  nor  any  person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to  buy  any  security  under  circumstances  that  would  require  registration  under  the  1933  Act  of  the  issuance  of  the

Securities to the Buyer. The issuance of the Securities to the Buyer  will not be integrated  with any other issuance of the  Company’s securities (past,  current  or  future)  for  purposes of any shareholder  approval  provisions applicable  to the Company or its securities.

r.  No  Brokers. The  Company  has  taken  no  action  which  would  give  rise  to  any  claim  by any  person  for  brokerage  commissions,  transaction  fees  or  similar  payments  relating  to  this  Agreement  or  the transactions contemplated hereby.

{00481385.DOCX.3}

s.  Permits;  Compliance. The  Company  and  each  of  its  Subsidiaries  is  in  possession  of  all

franchises,   grants,   authorizations,   licenses,   permits,   easements,   variances,   exemptions,   consents,   certificates,

approvals  and  orders  necessary  to  own,  lease  and  operate  its  properties  and  to  carry  on  its  business  as  it  is  now being  conducted  (collectively,  the  “Company Permits”),  and  there  is  no  action  pending  or,  to  the  knowledge  of  the

Company,  threatened  regarding  suspension  or  cancellation  of  any  of  the  Company  Permits.  Neither  the  Company

nor  any  of  its  Subsidiaries  is  in  conflict  with,  or  in  default  or  violation  of,  any  of  the  Company  Permits,  except  for any such conflicts,  defaults or  violations  which,  individually or  in the  aggregate,  would  not  reasonably be  expected to  have  a  Material  Adverse  Effect.  Since  June  30,  2018,  neither  the  Company  nor  any  of  its  Subsidiaries  has received  any  notification  with  respect  to  possible  conflicts,  defaults  or  violations  of  applicable  laws,  except  for notices relating to  possible  conflicts,  defaults or  violations,  which conflicts,  defaults or  violations  would  not  have  a

Material Adverse Effect.

t. Environmental Matters.

(i) There are,  to the  Company’s knowledge,  with  respect to the Company or any of  its  Subsidiaries  or  any  predecessor  of  the  Company,  no  past  or  present  violations  of  Environmental  Laws  (as defined  below),  releases  of  any  material  into  the  environment,  actions,  activities,  circumstances,  conditions,  events,

incidents,  or  contractual  obligations  which  may give  rise  to  any common law environmental  liability or  any liability under  the  Comprehensive  Environmental  Response,  Compensation  and  Liability  Act  of  1980  or  similar  federal,

state,  local  or  foreign  laws  and  neither  the  Company nor  any of its Subsidiaries  has received  any notice  with respect to  any  of  the  foregoing,  nor  is  any  action  pending  or,  to  the  Company’s  knowledge,  threatened  in  connection  with any  of  the  foregoing.  The  term ”Environmental  Laws”  means  all  federal,  state,  local  or  foreign  laws  relating  to pollution  or  protection  of  human  health  or  the  environment  (including,  without  limitation,  ambient  air,  surface water,  groundwater,  land  surface  or  subsurface  strata),  including,  without  limitation,  laws  relating  to  emissions,

discharges,   releases   or   threatened   releases   of   chemicals,   pollutants   contaminants,   or   toxic   or   hazardous

substances  or  wastes  (collectively,  “Hazardous  Materials”)  into  the  environment,  or  otherwise  relating  to  the

manufacture,   processing,   distribution,   use,   treatment,   storage,   disposal,   transport   or   handling   of   Hazardous

Materials,  as  well  as  all  authorizations,  codes,  decrees,  demands  or  demand  letters,  injunctions,  judgments,

licenses,  notices  or  notice  letters,  orders,  permits,  plans  or  regulations  issued,  entered,  promulgated  or  approved thereunder.

(ii)  Other  than  those  that  are  or  were  stored,  used  or  disposed  of  in  compliance with  applicable  law,  no  Hazardous  Materials  are  contained  on  or  about  any real  property currently owned,  leased  or used  by  the  Company  or  any  of  its  Subsidiaries,  and  no  Hazardous  Materials  were  released  on  or  about  any  real property previously owned,  leased  or  used  by the  Company  or  any of  its  Subsidiaries  during  the  period  the  property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal  course of the Company’s or any of its Subsidiaries’ business.

(iii)  There  are  no  underground  storage  tanks  on  or  under  any  real  property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

u. Title to Property. The  Company and  its Subsidiaries have  good and  marketable title in fee  simple  to  all  real  property  and  good  and  marketable  title  to  all  personal  property  owned  by  them  which  is material  to  the  business of the  Company and  its  Subsidiaries,  in each case  free  and  clear  of  all  liens,  encumbrances and  defects  except  such  as  are  described  in  Schedule  3(u),  if  attached  hereto,  or  such  as  would  not  have  a  Material

Adverse  Effect.  Any  real  property  and  facilities  held  under  lease  by  the  Company  and  its  Subsidiaries  are  held  by them  under  valid,  subsisting  and  enforceable  leases  with  such  exceptions  as  would  not  have  a  Material  Adverse

Effect.

v.  Insurance. The  Company  and  each  of  its  Subsidiaries  are  insured  by  insurers  of recognized  financial  responsibility  against  such  losses  and  risks  and  in  such  amounts  as  management  of  the

Company  believes  to  be  prudent  and  customary  in  the  businesses  in  which  the  Company  and  its  Subsidiaries  are engaged.  Neither  the  Company  nor  any  such  Subsidiary  has  any  reason  to  believe  that  it  will  not  be  able  to  renew its  existing  insurance  coverage  as  and  when  such  coverage  expires  or  to  obtain  similar  coverage  from  similar insurers as may be necessary to continue its business at a cost  that  would not  have a Material Adverse Effect. Upon

{00481385.DOCX.3}

written  request  the  Company  will  provide  to  the  Buyer  true  and  correct  copies  of  all  policies  relating  to  directors’

and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

w.  Internal  Accounting  Controls. The  Company  and  each  of  its  Subsidiaries  maintain  a system  of  internal  accounting  controls  sufficient,  in  the  judgment  of  the  Company’s  board  of  directors,  to  provide

reasonable   assurance   that   (i)   transactions   are   executed   in  accordance   with   management’s   general   or   specific

authorizations, (ii) transactions are recorded as necessary to  permit preparation of financial statements in conformity with  generally accepted  accounting  principles  and  to  maintain  asset  accountability,  (iii)  access  to  assets  is  permitted only  in  accordance  with  management’s  general  or  specific  authorization  and  (iv)  the  recorded  accountability  for assets is compared  with the  existing assets at  reasonable intervals and appropriate action is taken with respect to any differences.

x.  Foreign  Corrupt  Practices. Neither  the  Company,  nor  any  of  its  Subsidiaries,  nor  any

director,  officer,  agent,  employee  or  other  person  acting  on  behalf  of  the  Company  or  any  Subsidiary  has,  in  the course of his actions for, or on behalf of, the  Company, used  any corporate funds for any unlawful contribution, gift,

entertainment  or  other  unlawful  expenses relating to  political  activity;  made  any direct  or  indirect  unlawful  payment to  any  foreign  or  domestic  government  official  or  employee  from  corporate  funds;  violated  or  is  in  violation  of  any provision  of  the  U.S.  Foreign  Corrupt  Practices  Act  of  1977,  as  amended,  or  made  any  bribe,  rebate,  payoff,

influence   payment,   kickback   or   other   unlawful   payment   to   any   foreign   or   domestic   government   official   or

employee.

y.  Solvency.   The  Company  (after  giving  effect  to  the  transactions  contemplated  by  this

Agreement)  is  solvent (i.e., its  assets  have  a  fair  market  value  in  excess  of  the  amount  required  to  pay  its  probable liabilities on its existing debts as they become  absolute  and  matured)  and  currently the  Company has  no  information that  would  lead  it  to  reasonably  conclude  that  the  Company  would  not,  after  giving  effect  to  the  transaction contemplated  by  this  Agreement,  have  the  ability  to,  nor  does  it  intend  to  take  any  action  that  would  impair  its ability  to,  pay  its  debts  from  time  to  time  incurred  in  connection  therewith  as  such  debts  mature.  The  Company’s financial statements for its most recent fiscal  year end and interim financial statements have been prepared assuming the  Company  will  continue  as  a  going  concern,  which  contemplates  the  realization  of  assets  and  the  satisfaction  of liabilities in the normal course of business.

z.  No  Investment  Company.  The  Company  is  not,  and  upon  the  issuance  and  sale  of  the

Securities  as  contemplated  by  this  Agreement  will  not  be  an  “investment  company”  required  to  be  registered  under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment

Company.

aa.  No  Off  Balance  Sheet  Arrangements.   There  is  no  transaction,  arrangement,  or  other

relationship  between  the  Company or  any of  its  Subsidiaries  and  an  unconsolidated  or  other  off  balance  sheet  entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

bb.  No  Disqualification  Events.    None  of  the  Company,  any  of  its  predecessors,  any

affiliated issuer, any director, executive officer, other officer  of the Company participating in the offering hereunder,

any beneficial  owner  of 20%  or  more  of the  Company’s outstanding  voting equity securities,  calculated  on the  basis of  voting  power,  nor  any  promoter  (as  that  term  is  defined  in  Rule  405  under  the  1933  Act)  connected  with  the

Company in any capacity at  the time  of sale (each, an  “Issuer Covered Person”) is subject to any of the  “Bad Actor”

disqualifications  described  in  Rule  506(d)(1)(i)  to  (viii)  under  the  1933  Act  (a  “Disqualification  Event”),  except  for a  Disqualification  Event  covered  by  Rule  506(d)(2)  or  (d)(3).  The  Company  has  exercised  reasonable  care  to determine whether any Issuer Covered Person is subject to a Disqualification Event.

cc.  Manipulation  of  Price.  The  Company  has  not,  and  to  its  knowledge  no  one  acting  on its  behalf  has:  (i)  taken,  directly  or  indirectly,  any  action  designed  to  cause  or  to  result,  or  that  could  reasonably  be expected  to  cause  or  result,  in  the  stabilization  or  manipulation  of  the  price  of  any  security  of  the  Company  to facilitate  the  sale  or  resale  of  any  of  the  Securities,  (ii)  sold,  bid  for,  purchased,  or  paid  any  compensation  for soliciting  purchases  of,  any  of  the  Securities,  or  (iii)  paid  or  agreed  to  pay  to  any  person  any  compensation  for soliciting another to purchase any other securities of the Company.

{00481385.DOCX.3}

dd.  Breach  of  Representations  and  Warranties  by  the  Company.   The  Company  agrees

that  if  the  Company  breaches  any  of  the  representations  or  warranties  set  forth  in  this  Section  3  and  in  addition  to any  other  remedies  available  to  the  Buyer  pursuant  to  this  Agreement,  it  will  be  considered  an  Event  of  Default under Section 3.4 of the Note.

4. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS.

a.  Best  Efforts. The  parties  shall  use  their  best  efforts  to  satisfy  timely  each  of  the conditions described in Section 6 and 7 of this Agreement.

b

c.  Use  of  Proceeds. The  Company  shall  use  the  proceeds  for  business  development,  and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

d. Right of Participation in Subsequent Offerings.

i.

Except  with  respect  to  the  Company’s  registration  statement  filed  prior  to  the date  of  this  Agreement  (and  any  amendment  thereto),  from  the  date  first  written  above  until  the date  which  is  twelve  (12)  months  after  the  date  first  written  above,  the  Company  will  not,  (i)

directly  or   indirectly,   offer,   sell,   grant   any  option   to   purchase,   or   otherwise   dispose   of  (or

announce  any  offer,  sale,  grant  or  any  option  to  purchase  or  other  disposition  of)  any  of  its  or  its

Subsidiaries'  debt,  equity  or  equity  equivalent  securities,  including  without  limitation  any  debt,

preferred  shares  or  other  instrument  or  security  that  is,  at  any  time  during  its  life  and  under  any circumstances, convertible into or exchangeable or exercisable for Common Stock (any such offer,

sale,  grant,  disposition  or  announcement  being  referred  to  as  a  "Subsequent  Placement")  or  (ii)

enter  into  any definitive  agreement  with regard  to  the  foregoing,  in each case  unless  the  Company shall have first complied with this Section 4(d).

ii.

The Company shall deliver to the Buyer an irrevocable written notice (the "Offer

Notice")  of  any  proposed  or  intended  issuance  or  sale  or  exchange  (the  "Offer")  of  the  securities being  offered  (the  "Offered  Securities")  in  a  Subsequent  Placement,  which  Offer  Notice  shall  (w)

identify  and  describe  the  Offered  Securities,  (x) describe  the  price  and  other  terms  upon  which they are to be issued, sold or exchanged, and the number or amount of the  Offered Securities to be issued,  sold  or  exchanged,  (y) identify  the  persons  or  entities  (if  known)  to  which  or  with  which the  Offered  Securities are  to  be  offered,  issued,  sold  or exchanged  and  (z)  offer  to  issue  and  sell  to or  exchange  with  the  Buyer  at  least  $157,500.00  of  the  Offered  Securities  (the  “Subscription

Amount”).

iii.

To  accept  an  Offer,  in  whole  or  in  part,  the  Buyer  must  deliver  a  written  notice to  the  Company  prior  to  the  end  of  the  tenth  (10th)  business  day  after  the  Buyer’s  receipt  of  the

Offer  Notice  (the  “Offer  Period”),  setting  forth  the  portion  of  the  Subscription  Amount  that  the

Buyer elects to purchase (the “Notice of Acceptance”).   The Company shall  have ten (10) business

days  from  the  expiration  of  the  Offer  Period  to  complete  the  Subsequent  Placement  and  in connection  therewith  to  issue  and  sell  the  Subscription  Amount  to  the  Buyer  but  only  upon  terms and  conditions  (including,  without  limitation,  unit  prices  and  interest  rates)  that  are  not  more favorable  to  the  Buyer  or  less  favorable  to  the  Company  than  those  set  forth  in  the  Offer  Notice.

Following  such  ten  (10)  business  day  period,  the  Company  shall  publicly  announce  either  (A)  the consummation of the Subsequent Placement or (B) the termination of the Subsequent Placement.

iv.

Notwithstanding  anything  to  the  contrary  contained  herein,  if  the  Company desires  to  modify  or  amend  the  terms  and  conditions  of  the  Offer  prior  to  the  expiration  of  the

Offer  Period,  the  Company  shall  deliver  to  the  Buyer  a  new  Offer  Notice  and  the  Offer  Period

shall expire on the tenth (10th) business day after the Buyer's receipt of such new Offer Notice.

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v.

If  by  the  fifteenth  (15th)  business  day  following  delivery  of  the  Offer  Notice  no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no  notice  regarding  the  abandonment  of  such  transaction  has  been  received  by  the  Buyer,  such transaction  shall  be  deemed  to  have  been  abandoned  and  the  Buyer  shall  not  be  deemed  to  be  in possession of any material, non-public information with respect to the Company.

As  used  in  this  Agreement,  the  term  “business  day”  shall  mean  any  day  other  than  a

Saturday,  Sunday  or  a  day  on  which  commercial  banks  in  the  city  of  New  York,  New  York  are  authorized  or required by law or executive order to remain closed.

e.  Usury.   To  the  extent  it  may  lawfully  do  so,  the  Company  hereby  agrees  not  to  insist upon  or  plead  or  in  any  manner  whatsoever  claim,  and  will  resist  any  and  all  efforts  to  be  compelled  to  take  the benefit  or  advantage  of,  usury  laws  wherever  enacted,  now  or  at  any time  hereafter  in  force,  in  connection  with  any

action  or  proceeding  that   may  be  brought  by  the  Buyer  in  order  to  enforce  any  right  or  remedy  under  this

Agreement,  the  Note  and  any  document,  agreement  or  instrument  contemplated  thereby.   Notwithstanding  any

provision  to  the  contrary  contained  in  this  Agreement,  the  Note  and  any  document,  agreement  or  instrument

contemplated  thereby,  it  is   expressly  agreed  and  provided  that  the  total  liability  of  the  Company  under  this

Agreement,  the  Note  or  any  document,  agreement  or  instrument  contemplated  thereby  for  payments  which  under applicable  law  are  in  the  nature  of  interest  shall  not  exceed  the  maximum  lawful  rate  authorized  under  applicable law  (the  “Maximum  Rate”),  and,  without  limiting  the  foregoing,  in  no  event  shall  any  rate  of  interest  or  default interest,  or  both  of  them,  when  aggregated  with  any  other  sums  which  under  applicable  law  in  the  nature  of  interest that  the  Company  may  be  obligated  to  pay  under  this  Agreement,  the  Note  and  any  document,  agreement  or

instrument  contemplated  thereby  exceed  such  Maximum  Rate.   It  is  agreed  that  if  the  maximum  contract  rate  of

interest  allowed  by  law  applicable  to  this   Agreement,  the  Note  and  any  document,   agreement  or  instrument

contemplated  thereby is increased  or  decreased  by statute  or  any official  governmental  action subsequent  to  the  date hereof,  the  new  maximum  contract  rate  of  interest  allowed  by  law  will  be  the  Maximum  Rate  applicable  to  this

Agreement,  the  Note  and  any  document,  agreement  or  instrument  contemplated  thereby  from  the  effective  date

thereof  forward,  unless  such  application  is  precluded  by  applicable  law.   If  under  any  circumstances  whatsoever,

interest in excess of the Maximum Rate is paid by the Company to the Buyer with respect  to indebtedness evidenced by this Agreement, the Note  and any document, agreement  or instrument contemplated thereby, such excess shall be applied  by  the  Buyer  to  the  unpaid  principal  balance  of  any  such  indebtedness  or  be  refunded  to  the  Company,  the manner of handling such excess to be at the Buyer’s election.

f.  Restriction  on  Activities.  Commencing  as  of  the  date  first  above  written,  and  until  the earlier  of  payment  of  the  Note  in  full  or  full  conversion  of  the  Note,  the  Company  shall  not,  directly  or  indirectly,

without  the  Buyer’s  prior  written  consent,  which  consent  shall  not  be  unreasonably  withheld:  (a)  change  the  nature of  its  business;  or  (b)  sell,  divest,  acquire,  change  the  structure  of  any  material  assets  other  than  in  the  ordinary course of business.

g.  Listing. Beginning on the  date  which is three  (3)  months  after  December  10, 2018, and continuing  so  long  as  the  Buyer  owns  any of  the  Securities,  the  Company  will  maintain  the  listing  and  trading  of  its

Common  Stock  on  the  OTC  Markets  or  any  equivalent  replacement  exchange  or  electronic  quotation  system

(including  but  not  limited  to  the  Pink  Sheets  electronic  quotation  system)  and  will  comply  in  all  respects  with  the

Company’s  reporting,  filing  and  other  obligations  under  the  bylaws  or  rules  of  the  Financial  Industry  Regulatory

Authority  (“FINRA”)  and  such  exchanges,  as  applicable.  The  Company  shall  promptly  provide  to  the  Buyer  copies of  any  notices  it  receives  from  the  OTC  Markets  and  any  other  exchanges  or  electronic  quotation  systems  on  which the  Common  Stock  is  then  traded  regarding  the  continued  eligibility  of  the  Common  Stock  for  listing  on  such exchanges and quotation systems.

h. Corporate Existence.  The Company will, so long as the Buyer beneficially owns any of the  Securities,  maintain  its  corporate  existence  and  shall  not  sell  all  or  substantially  all  of  the  Company’s  assets,

except in the event of a  merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving  or  successor  entity  in  such  transaction  (i)  assumes  the  Company’s  obligations  hereunder  and  under  the agreements  and  instruments  entered  into  in  connection  herewith  and  (ii)  is  a  publicly  traded  corporation  whose

{00481385.DOCX.3}

Common  Stock  is  listed  for  trading  or  quotation  on  the  OTC  Markets,  any  tier  of  the  NASDAQ  Stock  Market,  the

New York Stock Exchange or the NYSE MKT.

i.  No  Integration. The  Company  shall  not  make  any  offers  or  sales  of  any  security  (other than  the  Securities)  under  circumstances  that  would  require  registration  of  the  Securities  being  offered  or  sold hereunder  under  the  1933  Act  or  cause  the  offering  of  the  Securities  to  be  integrated  with  any  other  offering  of securities  by  the  Company  for  the  purpose  of  any  stockholder  approval  provision  applicable  to  the  Company  or  its securities.

j.  Breach  of  Covenants.   The  Company  acknowledges  and  agrees  that  if  the  Company breaches  any  of  the  covenants  set  forth  in  this  Section  4,  in  addition  to  any  other  remedies  available  to  the  Buyer pursuant to this Agreement, it  will be considered an Event of Default under Section 3.4 of the Note.

k.  Compliance  with 1934  Act;  Public  Information  Failures.   Beginning on the  date  which

is  three  (3)  months  after  December  10,  2018,  and  continuing  so  long  as  the  Buyer  owns  any  of  the  Securities,  the

Company  shall  comply  with  the  reporting  requirements  of  the  1934  Act;  and  the  Company  shall  continue  to  be

subject to the reporting requirements of the 1934 Act.   During the period that the Buyer beneficially owns the Note,

if  the  Company  shall  (i)  fail  for  any  reason  to  satisfy  the  requirements  of  Rule  144(c)(1),  including,  without limitation,  the  failure  to  satisfy  the  current  public  information  requirements  under  Rule  144(c)  or  (ii)  if  the

Company  has  ever  been  an  issuer  described  in  Rule  144(i)(1)(i)  or  becomes  such  an  issuer  in  the  future,  and  the

Company  shall  fail  to  satisfy  any  condition  set  forth  in  Rule  144(i)(2)  (each,  a  “Public  Information  Failure”)  then,

as  partial  relief  for  the  damages  to  the  Buyer  by  reason  of  any  such  delay  in  or  reduction  of  its  ability  to  sell  the

Securities  (which  remedy  shall  not  be  exclusive  of  any  other  remedies  available  pursuant  to  this  Agreement,  the

Note,  or  at  law or  in  equity),  the  Company  shall  pay to  the  Buyer  an  amount  in  cash  equal  to  three  percent  (3%)  of the  Purchase  Price  on  each  of  the  day  of  a  Public  Information  Failure  and  on  every  thirtieth  day  (pro  rated  for

periods  totaling  less  than  thirty  days)  thereafter  until  the  date  such  Public  Information  Failure  is  cured.    The

payments  to  which  a  holder  shall  be  entitled  pursuant  to  this  Section  4(k)  are  referred  to  herein  as  “Public

Information  Failure  Payments.”   Public  Information Failure  Payments  shall  be  paid  on  the  earlier  of (i)  the  last  day of  the  calendar  month  during  which  such  Public  Information  Failure  Payments  are  incurred  and  (iii)  the  third

business  day after  the  event  or  failure  giving rise  to  the  Public  Information  Failure  Payments is cured.   In the  event

the  Company  fails  to  make  Public  Information  Failure  Payments  in  a  timely  manner,  such  Public  Information

Failure Payments shall bear interest at the rate of 5% per month (prorated for partial months) until paid in full.

l.  Acknowledgement  Regarding  Buyer’s  Trading  Activity.   The  Company  acknowledges

and  agrees  that  (i)  the  Buyer  has  not  been  asked  to  agree,  nor  has  the  Buyer  agreed,  to  desist  from  purchasing  or selling,  long  and/or  short,  securities  of  the  Company,  or  “derivative”  securities  based  on  securities  issued  by  the

Company  or  to  hold  the  Securities  for  any  specified  term;  (ii)  the  Buyer,  and  counter-parties  in  “derivative”

transactions  to  which  any  the  Buyer  is  a  party,  directly  or  indirectly,  presently  may  have  a  “short”  position  in  the

Common  Stock,  and  (iii)  the  Buyer  shall  not  be  deemed  to  have  any  affiliation  with  or  control  over  any  arm’s

length  counter-party in  any  “derivative”  transaction.   The  Company  further  understands  and  acknowledges  that  the

Buyer  may  engage  in  hedging  and/or  trading  activities  at  various  times  during  the  period  that  the  Securities  are outstanding,  including,  without  limitation,  during  the  periods  that  the  value  of  the  Conversion  Shares  are  being determined  and  (b)  such  hedging and/or  trading activities,  if  any,  can reduce  the  value  of the  existing  stockholders’

equity interest  in  the  Company both  at  and  after  the  time  the  hedging  and/or  trading  activities  are  being  conducted.

The  Company  acknowledges  that  such  aforementioned  hedging  and/or  trading  activities  do  not  constitute  a  breach of this Agreement or any of the documents executed in connection herewith.

m.  Disclosure  of Transactions and  Other  Material  Information.   By 9:00  a.m.,  New York

time,  on  the  fourth  business  day  following  date  this  Agreement  has  been  fully  executed,  the  Company  shall  file  a

Current  Report  on  Form  8-K  describing  the  terms  of  the  transactions  contemplated  by  this  Agreement  in  the  form

required  by  the  1934  Act  and  attaching  this  Agreement,  the  form  of  Note  (the  “8-K  Filing”).   From  and  after  the

filing  of  the  8-K  Filing  with  the  SEC,  the  Buyer  shall  not  be  in  possession  of  any  material,  nonpublic  information received  from  the  Company,  any  of  its  Subsidiaries  or  any  of  their  respective  officers,  directors,  employees  or

agents  that  is  not  disclosed  in  the  8-K  Filing.   In  addition,  effective  upon  the  filing  of  the  8-K  Filing,  the  Company acknowledges  and  agrees  that  any  and  all  confidentiality  or  similar  obligations  under  any  agreement,  whether

{00481385.DOCX.3}

written or oral, between the Company, any of its Subsidiaries or any of their  respective officers, directors, affiliates,

employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate.

n.  Legal  Counsel  Opinions.    Upon  the  request  of  the  Buyer  from  to  time  to  time,  the

Company  shall  be  responsible  (at  its  cost)  for  promptly supplying  to  the  Company’s  transfer  agent  and  the  Buyer  a customary  legal  opinion  letter  of  its  counsel  (the  “Legal  Counsel  Opinion”)  to  the  effect  that  the  resale  of  the

Conversion   Shares   by   the   Buyer   or   its   affiliates,   successors   and   assigns   is   exempt   from   the   registration

requirements  of  the  1933  Act  pursuant  to  Rule  144  (provided  the  requirements  of  Rule  144  are  satisfied  and provided  the  Conversion  Shares  are  not  then  registered  under  the  1933  Act  for  resale  pursuant  to  an  effective

registration  statement).    Should  the  Company’s  legal  counsel  fail  for  any  reason  to  issue  the  Legal  Counsel

Opinion,  the  Buyer  may  (at  the  Company’s  cost)  secure  another  legal  counsel  to  issue  the  Legal  Counsel  Opinion,

and  the  Company  will  instruct  its  transfer  agent  to  accept  such  opinion.  The  Company  hereby  agrees  that  it  may never  take  the  position  that  it  is  a  “shell  company”  in  connection  with  its  obligations  under  this  Agreement  or otherwise.

o.    Piggyback  Registration  Rights.    Except  with  respect  to  the  Company’s  registration

statement  filed  prior  to  the  date  of this  Agreement  (and  any amendment  thereto),  the  Company hereby grants to  the

Buyer the registration rights set forth on Exhibit B hereto

p.  Most  Favored  Nation.    While  the  Note  or  any  principal  amount,  interest  or  fees  or expenses  due  thereunder  remain  outstanding  and  unpaid,  the  Company  shall  not  enter  into  any  public  or  private offering  of  its  securities  (including  securities  convertible  into  shares  of  Common  Stock)  with  any  individual  or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner  more  favorable  in  any  material  respect  to  such  Other  Investor  than  the  rights  and  benefits  established  in favor  of  the  Buyer  by  this  Agreement  or  the  Note  unless,  in  any  such  case,  the  Buyer  has  been  provided  with  such rights and benefits pursuant to a definitive written agreement or agreements between the Company and the Buyer.

q.  Subsequent  Variable  Rate  Transactions.  From  the  date  hereof  until  such  time  as  the

Buyer no longer holds the Note or any of the Conversion Shares, the Company shall be prohibited from effecting or entering into an agreement  involving a Variable  Rate Transaction.  “Variable Rate Transaction”  means a transaction in  which  the  Company  (i)  issues  or  sells  any  debt  or  equity  securities  that  are  convertible  into,  exchangeable  or exercisable  for,  or  include  the  right  to  receive,  additional  shares of Common  Stock either  (A)  at  a  conversion price,

exercise  price  or  exchange  rate  or  other  price  that  is  based  upon,  and/or  varies  with,  the  trading  prices  of  or quotations  for  the  shares of Common Stock at  any time  after  the  initial  issuance  of such debt  or  equity securities or

(B)  with  a  conversion,  exercise  or  exchange  price  that  is  subject  to  being  reset  at  some  future  date  after  the  initial issuance  of  such  debt  or  equity  security  or  upon  the  occurrence  of  specified  or  contingent  events  directly  or indirectly  related  to  the  business  of  the  Company  or  the  market  for  the  Common  Stock  or  (ii)  enters  into  any agreement,  including,  but  not  limited  to,  an  equity  line  of  credit,  whereby  the  Company  may  issue  securities  at  a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against  the  Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

r.   Brokerage  Account  Restrictions.   If  the  Common  Stock  issued  upon  conversion  of  the

Note  cannot  be  delivered  to  a brokerage  account  of  the  Buyer  as  a  result  of  restrictions  imposed  by such  brokerage firm, then the Company agrees to take any such action required, including but not limited to a reverse stock split, to remove  any  such  restrictions  on  depositing  the  Common  Stock  into  such  brokerage  account  or  to  satisfy  any requirement for deposit of the Common Stock into such brokerage account.

5.   Transfer   Agent   Instructions.  The   Company   shall   issue   irrevocable instructions   to   the

Company’s transfer agent to issue certificates, registered in the name of the Buyer or its nominee, upon conversion of the  Note,  the  Conversion  Shares,  in  such  amounts  as  specified  from  time  to  time  by  the  Buyer to  the  Company  in accordance  with  the  terms  thereof  (the  “Irrevocable  Transfer  Agent  Instructions”).  In  the  event  that  the  Company proposes  to  replace  its  transfer  agent,  the  Company  shall  provide,  prior  to  the  effective  date  of  such  replacement,  a fully  executed  Irrevocable  Transfer  Agent  Instructions  in  a  form  as  initially  delivered  pursuant  to  this  Agreement

(including but  not limited to the provision to irrevocably reserved shares of Common Stock in the  Reserved Amount

(as  defined  in  the  Note))  signed  by  the  successor  transfer  agent  to  the  Company  and  the  Company.  Prior  to registration  of  the  Conversion  Shares  under  the  1933  Act  or  the  date  on  which  the  Conversion  Shares  may  be  sold

{00481385.DOCX.3}

pursuant  to  Rule  144  without  any  restriction  as  to  the  number  of  Securities  as  of  a  particular  date  that  can  then  be immediately  sold,  all  such  certificates  shall  bear  the  restrictive  legend  specified  in  Section  2(g)  of  this  Agreement.

The  Company  warrants  that:  (i)  no  instruction  other  than  the  Irrevocable  Transfer  Agent  Instructions  referred  to  in this  Section  5  will  be  given  by  the  Company  to  its  transfer  agent  and  that  the  Securities  shall  otherwise  be  freely transferable on the books and  records of the  Company as and to the extent provided in this Agreement and the  Note;

(ii)  it  will  not  direct  its  transfer  agent  not  to  transfer  or  delay,  impair,  and/or  hinder  its  transfer  agent  in  transferring

(or  issuing)(electronically  or  in  certificated  form)  any  certificate  for  Securities  to  be  issued  to  the  Buyer  upon conversion  of  or  otherwise  pursuant  to  the  Note  as  and  when  required  by  the  Note  and  this  Agreement;  (iii)  it  will not  fail  to  remove  (or  directs  its  transfer  agent  not  to  remove  or  impairs,  delays,  and/or  hinders  its  transfer  agent from  removing)  any  restrictive  legend  (or  to  withdraw  any  stop  transfer  instructions  in  respect  thereof)  on  any certificate  for  any  Securities  issued  to  the  Buyer  upon  conversion  of  or  otherwise  pursuant  to  the  Note  as  and  when required  by  the  Note  and  this  Agreement  and  (iv)  it  will  provide  any  required  corporate  resolutions  and  issuance

approvals  to  its  transfer  agent  within  6  hours  of  each  conversion  of  the  Note.   Nothing  in  this  Section  shall  affect  in

any  way  the  Buyer’s  obligations  and  agreement  set  forth  in  Section  2(g)  hereof  to  comply  with  all  applicable prospectus  delivery  requirements,  if  any,  upon  re-sale  of  the  Securities.  If  the  Buyer  provides  the  Company,  at  the cost  of  the  Company,  with  (i)  an  opinion  of  counsel  in  form,  substance  and  scope  customary  for  opinions  in comparable  transactions,  to  the  effect  that  a  public  sale  or  transfer  of  such  Securities  may  be  made  without registration under  the  1933  Act  and  such  sale  or  transfer  is  effected  or  (ii)  the  Buyer  provides reasonable  assurances that  the  Securities  can  be  sold  pursuant  to  Rule  144,  the  Company  shall  permit  the  transfer,  and,  in  the  case  of  the

Securities,  promptly  instruct  its  transfer  agent  to  issue  one  or  more  certificates,  free  from  restrictive  legend,  in  such name  and  in  such  denominations  as  specified  by  the  Buyer.  The  Company  acknowledges  that  a  breach  by  it  of  its

obligations   hereunder   will   cause   irreparable   harm   to   the   Buyer,   by   vitiating   the   intent   and   purpose   of   the

transactions  contemplated  hereby.  Accordingly,  the  Company  acknowledges  that  the  remedy  at  law  for  a  breach  of its  obligations  under  this  Section  5  may  be  inadequate  and  agrees,  in  the  event  of  a  breach  or  threatened  breach  by the  Company  of  the  provisions  of  this  Section,  that  the  Buyer  shall  be  entitled,  in  addition  to  all  other  available remedies, to an injunction restraining any breach and requiring immediate transfer,  without the  necessity of showing economic loss and without any bond or other security being required.

6.  Conditions  to  the  Company’s  Obligation  to  Sell. The  obligation  of  the  Company  hereunder  to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of  the  following  conditions  thereto,  provided  that  these  conditions  are  for  the  Company’s  sole  benefit  and  may  be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

b.  The  Buyer  shall  have  delivered  the  Purchase  Price  in  accordance  with  Section  1(b)

above.

c. The representations and  warranties of the Buyer shall be true and correct in all  material

respects   as   of   the   date   when   made   and   as   of   the   Closing   Date,   as   though   made   at   that   time   (except   for

representations  and  warranties  that  speak  as  of  a  specific  date),  and  the  Buyer  shall  have  performed,  satisfied  and complied  in  all  material  respects  with  the  covenants,  agreements  and  conditions  required  by  this  Agreement  to  be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d.  No  litigation,  statute,  rule,  regulation,  executive  order,  decree,  ruling  or  injunction

shall   have  been  enacted,  entered,  promulgated  or  endorsed  by  or  in  any  court  or  governmental  authority  of competent  jurisdiction  or  any  self-regulatory  organization  having  authority  over  the  matters  contemplated  hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.  Conditions  to  The  Buyer’s  Obligation  to  Purchase. The  obligation  of  the  Buyer  hereunder  to purchase  the  Note,  on  the  Closing  Date,  is  subject  to  the  satisfaction,  at  or  before  the  Closing  Date,  of  each  of  the following  conditions,  provided  that  these  conditions  are  for  the  Buyer’s  sole  benefit  and  may  be  waived  by  the

Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

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b.  The  Company  shall  have  delivered  to  the  Buyer  the  duly  executed  Note  in  such denominations as the Buyer shall request and in accordance with Section 1(b) above.

c.[Intentionally Omitted].

d.  The  Irrevocable  Transfer  Agent  Instructions,  in  form  and  substance  satisfactory  to  the

Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

e.  The  representations  and  warranties  of  the  Company  shall  be  true  and  correct  in  all material  respects  as  of  the  date  when  made  and  as  of  Closing  Date,  as  though  made  at  such  time  (except  for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied  in  all  material  respects  with  the  covenants,  agreements  and  conditions  required  by  this  Agreement  to  be performed, satisfied or complied with by the Company at or prior to the Closing Date.

f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have  been  enacted,  entered,  promulgated  or  endorsed  by  or  in  any  court  or  governmental  authority  of  competent jurisdiction  or  any  self-regulatory  organization  having  authority  over  the  matters  contemplated  hereby  which prohibits the consummation of any of the transactions contemplated by this Agreement.

g.  No  event  shall  have  occurred  which  could  reasonably  be  expected  to  have  a  Material

Adverse  Effect  on  the  Company  including  but  not  limited  to  a  change  in  the  1934  Act  reporting  status  of  the

Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

h.  Trading in the  Common Stock on the  OTC Markets   shall  not  have  been  suspended  by

the SEC, FINRA or the OTC Markets.

i.   The   Company   shall   have   delivered   to   the   Buyer   (i)   a   certificate   evidencing   the

formation  and  good  standing  of  the  Company and  each  of  its  Subsidiaries  in  such  entity’s  jurisdiction  of  formation issued  by the  Secretary of  State  (or  comparable  office)  of  such  jurisdiction,  as  of  a  date  within  ten  (10)  days  of  the

Closing  Date  and  (ii)  resolutions  adopted  by  the  Company’s  Board  of  Directors  at  a  duly  called  meeting  or  by unanimous  written  consent  authorizing  this  Agreement  and  all  other  documents,  instruments  and  transactions contemplated hereby.

8. Governing Law; Miscellaneous.

a.  Governing  Law;  Venue.  This  Agreement  shall  be  governed  by  and  construed in  accordance  with  the  laws  of  the  State  of  Nevada  without  regard  to  principles  of  conflicts  of  laws.  Any  action brought  by  either  party  against  the  other  concerning  the  transactions  contemplated  by  this  Agreement,  the  Note,  or any  other  agreement,  certificate,  instrument  or  document  contemplated  hereby  shall  be  brought  only  in  the  state courts  or  in  the  federal  courts  located  in  the  state  and  county  of  New  York.  The  parties  to  this  Agreement  hereby irrevocably  waive  any objection to  jurisdiction  and  venue  of any action  instituted  hereunder  and  shall  not  assert  any

defense  based  on  lack  of  jurisdiction  or  venue  or  based  upon  forum  non  conveniens.   EACH  PARTY  HEREBY

IRREVOCABLY  WAIVES  ANY  RIGHT  IT  MAY  HAVE,  AND  AGREES  NOT  TO  REQUEST,  A  JURY

TRIAL  FOR  THE  ADJUDICATION  OF  ANY  DISPUTE  HEREUNDER  OR  IN  CONNECTION  WITH  OR

ARISING  OUT  OF  THIS  AGREEMENT  OR  ANY  TRANSACTIONS  CONTEMPLATED  HEREBY.  The

prevailing  party  shall  be  entitled  to  recover  from the  other  party its  reasonable  attorney’s  fees  and  costs.  Each  party hereby  irrevocably  waives  personal  service  of  process  and  consents  to  process  being  served  in  any  suit,  action  or proceeding in connection with this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service  shall  constitute  good  and  sufficient  service  of  process  and  notice  thereof.  Nothing  contained  herein  shall  be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.  Counterparts.  This  Agreement  may  be  executed  in  one  or  more  counterparts,  each  of which  shall  be  deemed  an  original  but  all  of  which  shall  constitute  one  and  the  same  agreement  and  shall  become

effective  when  counterparts  have  been  signed  by  each  party  and  delivered  to  the  other  party.   A  facsimile  or  .pdf

{00481385.DOCX.3}

signature  shall  be  considered  due  execution and  shall  be  binding  upon the  signatory thereto  with  the  same  force  and

effect  as  if  the  signature  were  an  original,  not  a  facsimile  or  .pdf  signature.   Delivery  of  a  counterpart  signature

hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

c.  Construction;  Headings.   This  Agreement  shall  be  deemed  to  be  jointly  drafted  by  the

Company  and  the  Buyer  and  shall  not  be  construed  against  any  person  as  the  drafter  hereof.   The  headings  of  this

Agreement  are  for  convenience  of  reference  only  and  shall  not  form  part  of,  or  affect  the  interpretation  of,  this

Agreement.

d.  Severability. In  the  event  that  any  provision  of  this  Agreement,  the  Note,  or  any  other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule  of  law,  then  such  provision  shall  be  deemed  inoperative  to  the  extent  that  it  may conflict  therewith  and  shall  be deemed  modified  to  conform  with  such  statute  or  rule  of  law.  Any  such  provision  which  may  prove  invalid  or unenforceable  under  any law  shall  not  affect  the  validity or  enforceability of  any other  provision  of  this  Agreement,

the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

e.   Entire   Agreement;   Amendments. This   Agreement,   the   Note,   and   the   instruments

referenced  herein  contain  the  entire  understanding  of  the  parties  with  respect  to  the  matters  covered  herein  and therein  and,  except  as  specifically  set  forth  herein  or  therein,  neither  the  Company  nor  the  Buyer  makes  any representation,  warranty,  covenant  or  undertaking  with  respect  to  such  matters.  No  provision  of  this  Agreement  or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

f.    Notices.     All    notices,    demands,    requests,    consents,    approvals,    and    other

communications  required  or  permitted  hereunder  shall  be  in  writing  and,  unless  otherwise  specified  herein,  shall  be

(i)  personally served,  (ii)  deposited  in the  mail,  registered  or  certified,  return receipt  requested,  postage  prepaid,  (iii)

delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written  notice.  Any  notice  or  other  communication  required  or  permitted  to  be  given  hereunder  shall  be  deemed effective  (a)  upon  hand  delivery  or  delivery  by  e-mail  or  facsimile,  with  accurate  confirmation  generated  by  the transmitting  facsimile  machine,  at  the  address  or  number  designated  below  (if  delivered  on  a  business  day  during normal  business  hours  where  such  notice  is  to  be  received),  or  the  first  business  day  following  such  delivery  (if delivered  other  than  on  a  business  day  during  normal  business  hours  where  such  notice  is  to  be  received)  or  (b)  on the  second  business  day  following  the  date  of  mailing  by  express  courier  service,  fully  prepaid,  addressed  to  such address,  or  upon  actual  receipt  of  such  mailing,  whichever  shall  first  occur.  The  addresses  for  such  communications shall be:

If to the Company, to:

ELITE PERFORMANCE HOLDINGS CORPORATION

7687 Charleston Way

Port St. Lucie, FL 34986

Attention: Jon McKenzie

e-mail: info@eliteperformanceholding.com

If to the Buyer:

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

1040 First Avenue, Suite 190

New York, NY 10022

Attn: Eli Fireman

e-mail: eli@firstfirecapital.com

With a copy by e-mail only to (which copy shall not constitute notice):

ANTHONY L.G., PLLC

{00481385.DOCX.3}

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Attn: Chad Friend, Esq., LL.M.

e-mail: CFriend@AnthonyPLLC.com

g. Successors and  Assigns. This Agreement shall be binding upon and inure to the benefit of  the  parties  and  their  successors  and  assigns.  Neither  the  Company  nor  the  Buyer  shall  assign  this  Agreement  or any  rights  or  obligations  hereunder  without  the  prior  written  consent  of  the  other.  Notwithstanding  the  foregoing,

subject to Section 2(f), the Buyer  may assign its rights hereunder to any person that purchases Securities in a private transaction  from  the  Buyer  or  to  any  of  its  “affiliates,”  as  that  term  is  defined  under  the  1934  Act,  without  the consent of the Company.

h.  Third  Party  Beneficiaries. This  Agreement  is  intended  for  the  benefit  of  the  parties hereto  and  their  respective  permitted  successors  and  assigns,  and  is  not  for  the  benefit  of,  nor  may  any  provision hereof be enforced by, any other person.

i.  Survival. The  representations  and  warranties  of  the  Company  and  the  agreements  and

covenants  set   forth  in  this   Agreement  shall  survive  the   closing  hereunder  notwithstanding  any  due  diligence

investigation  conducted  by  or  on  behalf  of  the  Buyer.  The  Company  agrees  to  indemnify  and  hold  harmless  the

Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach  or  alleged  breach  by  the  Company  of  any  of  its  representations,  warranties  and  covenants  set  forth  in  this

Agreement  or  any  of  its  covenants  and  obligations  under  this  Agreement,  including  advancement  of  expenses  as they are incurred.

j.  Publicity. The  Company,  and  the  Buyer  shall  have  the  right  to  review  a  reasonable period  of  time  before  issuance  of  any  press  releases,  SEC,  OTC  Markets  or  FINRA  filings,  or  any  other  public statements  with  respect  to  the  transactions  contemplated  hereby; provided, however,  that  the  Company  shall  be entitled,  without  the  prior  approval  of  the  Buyer,  to  make  any  press  release  or  SEC,  OTC  Markets  (or  other applicable  trading  market)  or  FINRA  filings  with  respect  to  such  transactions  as  is  required  by  applicable  law  and regulations  (although  the  Buyer  shall  be  consulted  by  the  Company  in  connection  with  any  such  press  release  prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k.  Expense  Reimbursement;  Further  Assurances.   At  the  Closing  to  occur  as  of  the

Closing  Date,  the  Company  shall  pay  on  behalf  of  the  Buyer  or  reimburse  the  Buyer  for  its  legal  fees  and  expenses incurred  in  connection  with  this  Agreement,  pursuant  to  the  disbursement  authorization  signed  by  the  Company  of

even date.   Each party shall  do and perform, or cause to be  done and performed, all  such  further acts and  things, and shall  execute  and  deliver  all  such  other  agreements,  certificates,  instruments  and  documents,  as  the  other  party  may

reasonably  request   in  order  to   carry  out   the   intent   and   accomplish  the   purposes   of   this   Agreement   and   the

consummation of the transactions contemplated hereby.

l.  No  Strict  Construction. The  language  used  in  this  Agreement  will  be  deemed  to  be  the language  chosen  by  the  parties  to  express  their  mutual  intent,  and  no  rules  of  strict  construction  will  be  applied against any party.

m.  Indemnification.    In  consideration  of  the  Buyer’s  execution  and  delivery  of  this

Agreement  and  acquiring  the  Securities  hereunder,  and  in  addition  to  all  of  the  Company’s  other  obligations  under this  Agreement  or  the  Note,  the  Company  shall  defend,  protect,  indemnify  and  hold  harmless  the  Buyer  and  its stockholders,  partners,  members,  officers,  directors,  employees  and  direct  or  indirect  investors  and  any  of  the foregoing  persons’  agents  or  other  representatives  (including,  without  limitation,  those  retained  in  connection  with the  transactions  contemplated  by  this  Agreement)  (collectively,  the  “Indemnitees”)  from  and  against  any  and  all actions,  causes  of  action,  suits,  claims,  losses,  costs,  penalties,  fees,  liabilities  and  damages,  and  expenses  in connection therewith (irrespective of whether any such Indemnitee is a party to the action for  which indemnification hereunder  is  sought),  and  including  reasonable  attorneys’  fees  and  disbursements  (the  “Indemnified  Liabilities”),

incurred  by any Indemnitee  as  a  result  of,  or  arising  out  of,  or  relating  to  (a)  any  misrepresentation  or  breach  of  any representation  or  warranty  made  by  the  Company  in  this  Agreement,  the  Note  or  any  other  agreement,  certificate,

instrument  or document contemplated hereby or thereby, (b) any breach of any covenant,  agreement or obligation of

{00481385.DOCX.3}

the  Company  contained  in  this  Agreement,  the  Note  or  any  other  agreement,  certificate,  instrument  or  document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or  made against such Indemnitee by a  third  party (including  for  these  purposes  a  derivative  action  brought  on  behalf  of  the  Company)  and  arising  out  of or  resulting  from  (i)  the  execution,  delivery,  performance  or  enforcement  of  this  Agreement,  the  Note  or  any  other agreement, certificate, instrument or document contemplated  hereby or thereby, (ii) any transaction financed or to be financed  in  whole  or  in  part,  directly  or  indirectly,  with  the  proceeds  of  the  issuance  of  the  Securities,  or  (iii)  the

status   of   the   Buyer   or   holder  of  the   Securities   as   an   investor   in   the   Company  pursuant   to   the   transactions

contemplated   by   this   Agreement.     To   the   extent   that   the   foregoing   undertaking   by   the   Company   may   be

unenforceable for any reason, the Company shall make the maximum contribution to the  payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

n.  Remedies. The  Company  acknowledges  that  a  breach  by  it  of  its  obligations  hereunder will  cause  irreparable  harm  to  the  Buyer  by  vitiating  the  intent  and  purpose  of  the  transaction  contemplated  hereby.

Accordingly, the Company acknowledges that the remedy at  law for a breach of its obligations under this Agreement or  the  Note  will  be  inadequate  and  agrees,  in  the  event  of  a  breach  or  threatened  breach  by  the  Company  of  the provisions  of this  Agreement  or  the  Note,  that  the  Buyer  shall  be  entitled,  in  addition to  all  other  available  remedies at  law  or  in  equity,  and  in  addition  to  the  penalties  assessable  herein,  to  an  injunction  or  injunctions  restraining,

preventing  or  curing  any  breach  of  this  Agreement  or  the  Note  and  to  enforce  specifically  the  terms  and  provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

o.  Payment  Set  Aside.   To  the  extent  that  the  Company  makes  a  payment  or  payments  to the  Buyer  hereunder  or  pursuant  to  the  Note,  or  the  Buyer  enforces  or  exercises  its  rights  hereunder  or  thereunder,

and  such payment  or  payments or  the  proceeds of such enforcement  or  exercise  or  any part  thereof are  subsequently invalidated,  declared  to  be  fraudulent  or  preferential,  set  aside,  recovered  from,  disgorged  by  or  are  required  to  be refunded,  repaid  or  otherwise  restored  to  the  Company,  a  trustee,  receiver  or  any  other  person  or  entity  under  any law (including,  without  limitation, any bankruptcy law,  foreign,  state or federal law, common law or equitable cause of  action),  then  to  the  extent  of  any  such  restoration  the  obligation  or  part  thereof  originally  intended  to  be  satisfied shall  be  revived  and  continued  in full  force  and  effect  as if such payment  had  not  been  made  or  such enforcement  or setoff had not occurred.

p.  Failure  or  Indulgence  Not  Waiver.  No  failure  or  delay  on  the  part  of  the  Buyer  in  the exercise  of  any  power,  right  or  privilege  hereunder  shall  operate  as  a  waiver  thereof,  nor  shall  any  single  or  partial exercise  of  any  such  power,  right  or  privilege  preclude  other  or  further  exercise  thereof  or  of  any other  right,  power

or  privileges.   All  rights  and  remedies  of  the  Buyer  existing  hereunder  are  cumulative  to,  and  not  exclusive  of,  any rights or remedies otherwise available.

[Signature Page Follows]

{00481385.DOCX.3}

IN  WITNESS   WHEREOF,    the   undersigned    Buyer   and   the   Company  have   caused   this  Agreement     to   be

duly  executed   as  of  the  date  first  above  written.

ELITE  PERFORMANCE  HOLDINGS  CORPORATION

By:

Name:   JON MCKENZIE

Title:  CHIEF  EXECUTIVE    OFFICER

FIRSTFIRE  GLOBAL  OPPORTUNITIES  FUND,  LLC

By:  FirstFire  Capital  Management    LLC,  its  manager

By:

ELI  FIREMAN

SUBSCRIPTION   AMOUNT:

Principal  Amount  of  Note:  $157,500.00

Actual Amount  of  Purchase  Price  of  Note:  $150,000.00*

*The   purchase   price  of   $150,000.00     shall   be  paid  within    a   reasonable   amount   of   time  after   the  full

execution   of  the  Note  and  all  related   transaction   documents.

{00481385.DOCX.3}

EXHIBIT A

FORM OF NOTE

[attached hereto]

{00481385.DOCX.3}

EXHIBIT B

REGISTRATION RIGHTS

All  of  the  Conversion  Shares  will  be  deemed  “Registrable  Securities”  subject  to  the  provisions  of  this

Exhibit  B.   All  capitalized  terms  used  but  not  defined  in  this  Exhibit  B  shall  have  the  meanings  ascribed  to  such terms in the Securities Purchase Agreement to which this Exhibit is attached.

1.

Piggy-Back Registration.

1.1

Piggy-Back  Rights.    If  at  any  time  on  or  after  the  date  of  the  Closing  the  Company proposes  to  file  any  Registration  Statement  under  the  1933  Act  (a  “Registration  Statement”)  (except  with  respect  to the  Company’s  registration  statement  filed  prior  to  the  date  of  this  Agreement  (and  any  amendment  thereto)),  with respect  to  any  offering  of  equity  securities,  or  securities  or  other  obligations  exercisable  or  exchangeable  for,  or convertible  into,  equity securities,  by the  Company for  its own  account  or  for  shareholders of the  Company  for  their account  (or  by  the  Company  and  by  shareholders  of  the  Company),  other  than  a  Registration  Statement  (i)  filed  in connection  with  any  employee  stock  option  or  other  benefit  plan  on  Form  S-8,  (ii)  for  a  dividend  reinvestment  plan or  (iii)  in  connection  with  a  merger  or  acquisition,  then  the  Company  shall  (x)  give  written  notice  of  such  proposed filing  to  the  holders  of  Registrable  Securities  appearing  on  the  books  and  records  of  the  Company  as  such  a  holder as  soon  as  practicable  but  in  no  event  less  than  ten  (10)  days  before  the  anticipated  filing  date  of  the  Registration

Statement,  which  notice  shall  describe  the  amount  and  type  of  securities  to  be  included  in  such  Registration

Statement,   the   intended   method(s)   of   distribution,   and   the   name   of   the   proposed   managing   underwriter   or

underwriters,  if  any,  of  the  offering,  and  (y)  offer  to  the  holders  of  Registrable  Securities  in  such  notice  the opportunity  to  register  the  sale  of  such  number  of  Registrable  Securities  as  such  holders  may  request  in  writing within three (3) days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such

Registrable  Securities  to  be  included  in  such  registration  and  shall  cause  the  managing  underwriter  or  underwriters of  a  proposed  underwritten  offering  to  permit  the  Registrable  Securities  requested  to  be  included  in  a  Piggy-Back

Registration  on  the  same  terms  and  conditions  as  any  similar  securities  of  the  Company  and  to  permit  the  sale  or other  disposition  of  such  Registrable  Securities  in  accordance  with  the  intended  method(s)  of  distribution  thereof.

All  holders  of  Registrable  Securities  proposing  to  distribute  their  securities  through  a  Piggy-Back  Registration  that involves  an  underwriter  or  underwriters  shall  enter  into  an  underwriting  agreement  in  customary  form  with  the underwriter or underwriters selected for such Piggy-Back Registration.

1.2

Withdrawal.  Any  holder  of  Registrable  Securities  may  elect  to  withdraw  such  holder’s request  for  inclusion  of  Registrable  Securities  in  any  Piggy-Back  Registration  by  giving  written  notice  to  the

Company  of  such  request  to  withdraw  prior  to  the  effectiveness  of  the  Registration  Statement.    The  Company

(whether  on  its  own  determination  or  as  the  result  of  a  withdrawal  by persons  making  a  demand  pursuant  to  written contractual  obligations)  may  withdraw  a  Registration  Statement  at  any  time  prior  to  the  effectiveness  of  such

Registration  Statement.   Notwithstanding  any  such  withdrawal,  the  Company  shall  pay  all  expenses  incurred  by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.5 below.

1.3

The  Company  shall  notify  the  holders  of  Registrable  Securities  at  any  time  when  a prospectus  relating  to  such  holder’s  Registrable  Securities  is  required  to  be  delivered  under  the  1933  Act,  upon discovery that, or upon the  happening of any event as a result of which, the prospectus included in such Registration

Statement,  as  then  in  effect,  includes  an  untrue  statement  of  a  material  fact  or  omits  to  state  any  material  fact required to be stated therein or necessary to  make the statements therein not  misleading in light of the circumstances

then  existing.    At  the  request  of  such  holder,  the  Company  shall  also  prepare,  file  and  furnish  to  such  holder  a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter  delivered  to  the  purchasers  of  the  Registrable  Securities,  such  prospectus  shall  not  include  an  untrue statement  of  a  material  fact  or  omit  to  state  a  material  fact  required  to  be  stated  therein  or  necessary  to  make  the

statements  therein  not  misleading  in  light  of  the  circumstances  then  existing.   The  holders  of  Registrable  Securities

shall  not  to  offer  or  sell  any  Registrable  Securities  covered  by  the  Registration  Statement  after  receipt  of  such notification until the receipt of such supplement or amendment.

1.4

The  Company  may  request  a  holder  of  Registrable  Securities  to  furnish  the  Company such  information  with  respect  to  such  holder  and  such  holder’s  proposed  distribution  of  the  Registrable  Securities

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pursuant  to  the  Registration  Statement  as  the  Company  may  from  time  to  time  reasonably  request  in  writing  or  as shall  be  required  by  law  or  by  the  SEC  in  connection  therewith,  and  such  holders  shall  furnish  the  Company  with such information.

1.5

All  fees  and  expenses  incident  to  the  performance  of  or  compliance  with  this  Exhibit  B by  the  Company  shall  be  borne  by  the  Company  whether  or  not  any  Registrable  Securities  are  sold  pursuant  to  a

Registration Statement. The fees and expenses referred to in the foregoing sentence shall include,  without limitation,

(i)  all  registration  and  filing  fees  (including,  without  limitation,  fees  and  expenses  of  the  Company’s  counsel  and independent  registered  public accountants)  (A)  with respect to  filings  made  with the  SEC,  (B)  with respect  to  filings required  to  be  made  with  any  trading  market  on  which  the  Common  Stock  is  then  listed  for  trading,  (C)  in compliance  with  applicable  state  securities  or  Blue  Sky  laws  reasonably  agreed  to  by  the  Company  in  writing

(including,  without  limitation,  fees  and  disbursements  of  counsel  for  the  Company  in  connection  with  Blue  Sky qualifications or  exemptions of the  Registrable  Securities)  and  (D)  with respect  to  any filing that  may be  required  to be  made  by  any  broker  through  which  a  holder  of  Registrable  Securities  intends  to  make  sales  of  Registrable

Securities  with  the  FINRA,  (ii)  printing  expenses,  (iii)  messenger,  telephone  and  delivery  expenses,  (iv)  fees  and disbursements  of  counsel  for  the  Company,  (v)  1933  Act  liability  insurance,  if  the  Company  so  desires  such insurance,  (vi)  fees  and  expenses  of  all  other  persons  or  entities  retained  by  the  Company  in  connection  with  the consummation  of  the  transactions  contemplated  by  this  Exhibit  B  and  (vii)  reasonable  fees  and  disbursements  of  a single special counsel for the holders of Registrable Securities (selected by holders of the majority of the Registrable

Securities requesting such registration).  In addition, the Company shall be responsible for all of its internal expenses incurred  in  connection  with  the  consummation  of  the  transactions  contemplated  by  this  Agreement  (including,

without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense  of  any  annual  audit  and  the  fees  and  expenses  incurred  in  connection  with  the  listing  of  the  Registrable

Securities  on  any  securities  exchange  as  required  hereunder.   In  no  event  shall  the  Company  be  responsible  for  any broker or similar commissions of any holder of Registrable Securities.

1.6

The  Company  and  its  successors  and  assigns  shall  indemnify  and  hold  harmless  the

Buyer,  each  holder  of  Registrable  Securities,  the  officers,  directors,  members,  partners,  agents  and  employees  (and any other individuals or entities with a  functionally equivalent role of a  person holding such titles, notwithstanding a lack  of  such  title  or  any  other  title)  of  each  of  them,  each  individual  or  entity  who  controls  the  Buyer  or  any  such holder  of  Registrable  Securities  (within  the  meaning  of  Section  15  of  the  1933  Act  or  Section  20  of  the  1934  Act)

and  the  officers,  directors,  members,  stockholders,  partners,  agents  and  employees  (and  any  other  individuals  or entities with a  functionally equivalent  role of a  person holding such titles, notwithstanding a lack of such title or any other  title)  of  each  such  controlling  individual  or  entity  (each,  an  “Indemnified  Party”),  to  the  fullest  extent permitted  by  applicable  law,  from  and  against  any  and  all  losses,  claims,  damages,  liabilities,  costs  (including,

without  limitation,  reasonable  attorneys’  fees)  and  expenses  (collectively,  “Losses”),  as  incurred,  arising  out  of  or relating  to  (1)  any  untrue  or  alleged  untrue  statement  of  a  material  fact  contained  in  a  Registration  Statement,  any related  prospectus  or  any  form  of  prospectus  or  in  any  amendment  or  supplement  thereto  or  in  any  preliminary prospectus,  or  arising  out  of  or  relating  to  any  omission  or  alleged  omission  of  a  material  fact  required  to  be  stated

therein  or  necessary  to  make  the  statements  therein  (in  the  case  of  any  such  prospectus  or  supplement  thereto,  in light  of  the  circumstances  under  which  they  were  made)  not  misleading  or  (2)  any  violation  or  alleged  violation  by the  Company  of  the  1933  Act,  the  1934  Act  or  any  state  securities  law,  or  any  rule  or  regulation  thereunder,  in connection  with  the  performance  of  its  obligations  under  this  Exhibit  B,  except  to  the  extent,  but  only  to  the  extent,

that  (i)  such  untrue  statements  or  omissions  are  based  upon  information  regarding  the  Buyer  or  such  holder  of

Registrable  Securities furnished  to the  Company by such  party for  use  therein.   The  Company shall  notify the  Buyer

and  each  holder  of  Registrable  Securities  promptly  of  the  institution,  threat  or  assertion  of  any  proceeding  arising from or in connection with the transactions contemplated by this Exhibit B of which the Company is aware.

1.7

If   the   indemnification   under   Section   1.6   is   unavailable   to   an   Indemnified   Party  or

insufficient  to  hold  an  Indemnified  Party  harmless  for  any  Losses,  then  the  Company shall  contribute  to  the  amount paid  or  payable  by  such  Indemnified  Party,  in  such  proportion  as  is  appropriate  to  reflect  the  relative  fault  of  the

Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be  determined  by  reference  to,  among  other  things,  whether  any  action  in  question,  including  any  untrue  or  alleged untrue  statement  of a  material  fact  or  omission or  alleged  omission of a  material  fact,  has  been taken or  made  by,  or

relates   to   information   supplied   by,   the   Company   or   the   Indemnified   Party,   and   the   parties’   relative   intent,

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knowledge,  access  to  information  and  opportunity  to  correct  or  prevent  such  action,  statement  or  omission.  The amount  paid  or  payable  by a  party as  a  result  of  any  Losses  shall  be  deemed  to  include  any reasonable  attorneys’  or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been  indemnified  for  such  fees  or  expenses  if  the  indemnification  provided  for  in  Section  1.6  was  available  to  such

party in accordance  with its terms.   It is agreed that it  would  not be just and equitable if contribution pursuant to this

Section  1.7  were  determined  by  pro  rata  allocation  or  by  any  other  method  of  allocation  that  does  not  take  into

account   the   equitable   considerations   referred   to   in   the   immediately   preceding   sentence.   Notwithstanding   the

provisions  of  this  Section  1.7,  neither  the  Buyer  nor  any  holder  of  Registrable  Securities  shall  be  required  to contribute,  in  the  aggregate,  any  amount  in  excess  of  the  amount  by  which  the  net  proceeds  actually  received  by such  party  from  the  sale  of  all  of  their  Registrable  Securities  pursuant  to  such  Registration  Statement  or  related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

[End of Exhibit B]

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